                                                                  EXHIBIT (c)(2)


CONFIDENTIAL PRESENTATION TO:


         John Q. Hammons Hotels, Inc.


                  Presentation to the Special Committee
                    of the Board of Directors

                             JUNE 14, 2005


                                LEHMAN BROTHERS

Table of Contents
--------------------------------------------------------------------------------

I.        Situation Overview

II.       Summary of Proposed Transaction

III.      Management Financial Projections

IV.       Summary Valuation

V.        Analysis of Consideration to Mr. Hammons


--------------------------------------------------------------------------------
LEHMAN BROTHERS

--------------------------------------------------------------------------------
                                                              SITUATION OVERVIEW

SITUATION OVERVIEW
--------------------------------------------------------------------------------
                                                              SITUATION OVERVIEW

                              KEY TRANSACTION TERMS

DESCRIPTION:              JQH Acquisition, LLC is proposing to, among other
                          things, acquire all of the outstanding shares of Class
                          A common stock of John Q. Hammons Hotels, Inc.

CONSIDERATION:            $24.00 per share in cash

TRANSACTION VALUE: (1)    The amount offered is $146.0 million for minority
                          shares (class A shares not currently owned by Mr.
                          Hammons), including outstanding options, implying a total market cap of $550.5 and an Enterprise Value of $1,223.7

OFFER PREMIA:                     CURRENT SHARE PRICE   PRIOR TO ANNOUNCEMENT
                                     JUNE 10, 2005      OCTOBER 18, 2004 (2)
                                  -------------------   ---------------------
                                   JQH           %       JQH             %
                PREMIUM TO:       PRICE       PREMIUM   PRICE         PREMIUM
                ---------------   ------      -------   ------        --------
                Offer Price       $24.00                $24.00
                1 Day (2)          23.43          2.4%   11.31           112.2%
                7 Days Avg.        23.29          3.0%   11.14           115.4%
                30 Days Avg.       22.10          8.6%   11.00           118.1%
                60 Days Avg.       22.07          8.8%   10.48           129.0%
                90 Days Avg.       22.24          7.9%   10.21           135.0%
                180 Days Avg.      18.81         27.6%    9.68           147.9%
                1 Year Avg.        16.30         47.3%   10.22           134.8%
                1 Year Median      15.75         52.4%    9.99           140.2%
                1 Year High        23.58          1.8%   11.50           108.7%
                1 Year Low          9.30        158.1%    6.50           269.2%

TRANSACTION TYPE:         Cash Offer followed by a short-form merger pursuant to
                          a Merger Agreement

ESTIMATED CLOSING DATE:   Second Half of 2005

BREAK-UP FEE:             $20.0 million

TAX IMPLICATIONS:         Consideration to be taxable to class A common stock
                          holders

----------------
1. The amount offered to minority shareholders is the market value of 6.083mm minority class A shares (4.981mm minority class A shares outstanding as of 6/7/05 plus 1.102mm shares related to options, calculated under the treasury method) at an offer price of $24.00 per share. Enterprise value includes net debt as of April 1, 2005.

2. The "1 Day" trading date prior to announcement was October 15, 2004. Announcement date based on initial public offer by Barcelo.


--------------------------------------------------------------------------------
LEHMAN BROTHERS                         1

Timeline of Events
--------------------------------------------------------------------------------
                                                              SITUATION OVERVIEW

                              SUMMARY OF KEY EVENTS


OCTOBER 18, 2004      O   Barcelo Crestline Corporation ("Barcelo") submitted a
                          letter to the board of directors proposing to acquire all of the outstanding shares of class A common stock of John Q. Hammons Hotels, Inc. ("JQH" or the
                          "Company") for $13.00 per share in cash

                      O The Board of Directors formed a special committee (the "Special Committee") to review the Barcelo proposal, to negotiate the terms of the proposed transaction with respect to the Class A minority shares and to make a recommendation to the Board of Directors on behalf of the holders of the Class A shares

OCTOBER 26, 2004      O   Special committee retained Lehman Brothers to act as
                          its financial advisor and the law firm of Katten
                          Muchin Rosenman LLP to represent it and assist it in its review

NOVEMBER 10, 2004     O   The Company reported $336.2 million of revenues and
                          $92.3 million of EBITDA from continuing operations for the first nine months of 2004. Revenues increased 3.9%
                          compared to the 2003 nine months ended October 3, 2003

DECEMBER 7, 2004      O   The Special Committee reported to the Board of
                          Directors that it could not support Barcelo's offer to acquire the Company's class A shares for $13.00 per share, but that it was open to continuing negotiations with Barcelo to arrive at transaction that would be fair to its stockholders

DECEMBER 28, 2004     O   The Company received a non-binding proposal from JD
                          Holdings, LLC and iStar Financial Inc. including a no minimum condition tender offer for the Class A shares for $20.50 per share in cash

DECEMBER 29, 2004     O   Barcelo increased its offer to acquire the Company's
                          class A shares for $21.00 per share in cash

                      O The Company and Mr. Hammons agreed to negotiate exclusively with Barcelo through January 31, 2005 with regard to a possible merger

JANUARY 31, 2005      O   The exclusivity agreement between the Company and
                          Barcelo expired as well as the exclusivity agreement between Mr. Hammons and Barcelo

                      O JQH Acquisition, LLC (an entity affiliated with JD Holdings, LLC) and GIC Real Estate, Inc. submitted a proposal to acquire the outstanding shares of the Company's class A common stock for $24.00 per share in cash

                      O JQH Acquisition, LLC entered into a Stockholder Agreement with James M. Clark, Jr., R. Scott Asen, Gifford Combs, Stephen J. Clearman and Raffles Associates, L.P. representing approximately 22% of the Class A shares

                            - Shareholders agreed to support a merger at $24.00
                              per share for class A shares


--------------------------------------------------------------------------------
LEHMAN BROTHERS                        2

Timeline of Events
--------------------------------------------------------------------------------
                                                              SITUATION OVERVIEW

                              SUMMARY OF KEY EVENTS

FEBRUARY 4, 2005      O   The Company and Mr. Hammons agreed to negotiate
                          exclusively with JQH Acquisition, LLC and GIC Real
                          Estate, Inc. through February 28, 2005 with regard to a possible merger

                      O Barcelo announced that it no longer intended to pursue a transaction with the Company

FEBRUARY 15, 2005     O   The Company reported $430.8 million of revenues and
                          $119.7 million of EBITDA from continuing operations for 2004. Revenues increased 4.2% compared to 2003

FEBRUARY 25, 2005     O   The Company and Mr. Hammons agreed to continue to
                          negotiate exclusively with JQH Acquisition, LLC through March 10, 2005 with regard to a possible merger

MARCH 9, 2005         O   The Company and Mr. Hammons agreed to continue to
                          negotiate exclusively with JQH Acquisition, LLC through April 30, 2005 with regard to a possible merger

APRIL 29, 2005        O   The Company and Mr. Hammons agreed to continue to
                          negotiate exclusively with JQH Acquisition, LLC through May 24, 2005 with regard to a possible merger

MAY 11, 2005          O   The Company reported $111.4 million of revenues and
                          $32.1 million of EBITDA from continuing operations for the first quarter ended April 1, 2005. Revenues increased 20% compared to the first quarter ended
                          April 2, 2004

MAY 25, 2005          O   The Company preliminarily approved forms of agreements
                          to be entered into between JQH Acquisition, LLC and Mr. Hammons

                            - Agreement describes the various arrangements
                              proposed to be entered into between the parties in connection with the proposed acquisition of the Company by JQH Acquisition, LLC

                            - The Company allowed the parties until June 30,
                              2005 to finalize the agreements

JUNE 3, 2005          O   The Special Committee received a letter from JQH
                          Acquisition, LLC requesting approval of several agreements between JQH Acquisition, LLC, its financing sources and Mr. Hammons

                      O Mr. Hammons advised the Special Committee that, subject to its approval, he was prepared to enter into the proposed transactions with JQH Acquisition, LLC and its financing sources substantially in the forms presented to the Special Committee


--------------------------------------------------------------------------------
LEHMAN BROTHERS                        3

Summary Historical Operating Results
--------------------------------------------------------------------------------
                                                              SITUATION OVERVIEW

                          SUMMARY OPERATING RESULTS (1)

($ in millions, except RevPAR and ADR figures)

                                       FISCAL YEAR ENDED DECEMBER,                            THREE-MONTHS ENDED        LTM
                    ---------------------------------------------------------------------    --------------------     --------
                    1998A    1999A    2000A     2001A     2002A       2003A        2004A     4/2/2004    4/1/2005     4/1/2005
                    ------   ------   ------   -------   -------     -------      -------    --------    --------     --------
TOTAL REVENUE       $339.0   $371.7   $411.4   $ 413.4    $420.3     $ 413.5       $430.8     $ 109.3     $ 111.4      $432.9
 % Growth              8.2%     9.6%    10.7%      0.5%      1.7%       (1.6%)        4.2%                    2.0%

COGS                 194.0    207.9    227.9     233.2     224.3       216.4        220.7        53.8        55.1       222.0
                    ------   ------   ------   -------   -------     -------      -------    --------    --------     --------

Gross Profit        $144.9   $163.7   $183.4   $ 180.2    $196.1     $ 197.1       $210.0     $  55.4      $ 56.4      $210.9
 % Margin             42.8%    44.1%    44.6%     43.6%     46.6%       47.7%        48.8%       50.7%       50.6%       48.7%

SG&A                  95.5    104.9    117.5     124.9     130.6       131.0        139.9        34.6        35.7       141.0
 % of Sales           28.2%    28.2%    28.6%     30.2%     31.1%       31.7%        32.5%       31.7%       32.0%       32.6%

EBITDA              $ 95.0   $104.5   $117.4   $ 115.4    $117.6     $ 115.9       $119.7     $  32.3      $ 32.1      $119.4
 % Margin             28.0%    28.1%    28.5%     27.9%     28.0%       28.0%        27.8%       29.6%       28.8%       27.6%

D&A                   45.6     45.7     51.5      60.1      52.1        49.8         49.5        11.5        11.4        49.5
 % of Sales           13.4%    12.3%    12.5%     14.5%     12.4%       12.0%        11.5%       10.5%       10.3%       11.4%

EBIT                $ 49.4    $58.9    $65.9    $ 55.4    $ 65.5     $  66.1        $70.1     $  20.8      $ 20.7       $70.0
 % Margin             14.6%    15.8%    16.0%     13.4%     15.6%       16.0%        16.3%       19.1%       18.5%       16.2%

Capex               $131.2   $123.6   $ 43.5    $ 32.1    $ 28.6      $ 18.4        $30.3     $   2.6      $ 11.3       $39.0
 % of Sales           38.7%    33.3%    10.6%      7.8%      6.8%        4.4%         7.0%        2.4%       10.1%        9.0%

REVPAR              $56.81   $59.65   $63.79   $ 63.68   $ 64.05     $ 64.92       $67.51     $ 67.84      $69.41
 % Change in Yield     9.6%     5.0%     6.4%     -0.2%      0.6%        1.4%         4.0%                    2.3%

ADR                 $91.38   $94.87   $98.89   $100.55   $ 99.13     $100.55      $102.77     $101.12     $107.65

OCCUPANCY             62.2%    62.9%    64.5%     63.3%     64.6%       64.6%        65.7%       67.1%       64.5%


----------
1. Excludes asset impairment charges, gains on property dispositions and other non-recurring charges.


--------------------------------------------------------------------------------
LEHMAN BROTHERS                        4

Current Balance Sheet and Valuation
--------------------------------------------------------------------------------
                                                              SITUATION OVERVIEW

                        BALANCE SHEET AS OF APRIL 1, 2005

($ in millions)

Cash & Equivalents            $ 72.4
Accounts Receivable             13.4
Inventories                      1.2
Prepaid Expenses & Other         3.1
                              ------
  Total Current Assets        $ 90.1

Property & Equipment, net     $684.4
Other LT Assets                 44.0
                              ------
  TOTAL ASSETS                $818.5


Short Term Debt                             $  7.2               0.9%
Accounts Payable                               4.0               0.5%
Accrued Expenses                              55.6               6.8%
                                            ------             ------
  Total Current Liabilities                 $ 66.8               8.2%

Long Term Debt                              $738.4              90.2%
Other LT Liabilities                           5.9               0.7%
Stockholders' Equity                           7.3               0.9%
                                            ------             ------
  TOTAL LIABILITIES & EQUITY                $818.5             100.0%


                            SUMMARY MARKET STATISTICS

($ in millions, except per share data)


52 Week High                          6/07/05    $  23.58
52 Week Low                           6/15/04    $   9.30
Current Stock Price                   6/10/05    $  23.20

Total Mr. Hammons Diluted Shares (1)                 16.8
Total Minority Diluted Shares (2)                     6.1

Market Capitalization (3)                        $  531.8
+ Net Debt                                          673.2
                                                 --------
Enterprise Value                                 $1,205.0
                                                 ========

                                            RELEVANT
ENTERPRISE VALUE TO:                          DATA        MULTIPLE
--------------------                        --------      --------
LTM Revenue (4/1/05)                        $  432.9        2.8x
2005E Revenue                                  456.8        2.6x
2006E Revenue                                  474.9        2.5x

LTM EBITDA (4/1/05)                         $  119.4       10.1x
2005E EBITDA                                   126.3        9.5x
2006E EBITDA                                   132.0        9.1x

TOTAL DEBT / LTM EBITDA                                     6.2x
NET DEBT / LTM EBITDA                                       5.6x


----------
1. Mr. Hammons shares include Class A shares, Class A outstanding stock options (converted using treasury method), Class B shares and LP units (B shares and LP units are convertible into Class A shares).

2. Includes minority shares and is adjusted for the effects of outstanding options not owned by Mr. Hammons (converted using the treasury method).

3. Market capitalization based on Company-provided shares outstanding and options outstanding (converted using the treasury method) as of 6/7/05. Share price as of 6/10/05.


--------------------------------------------------------------------------------
LEHMAN BROTHERS                        5

Historical Stock Price Performance
--------------------------------------------------------------------------------
                                                              SITUATION OVERVIEW

            JOHN Q. HAMMONS HOTELS STOCK PRICE PERFORMANCE SINCE IPO

PRICE

$24
                                                          1/31/2005: Investor group
$22                                                       offers to buy all class A
        11/16/1994: Initial public                       common stock for $24.00 per
$20   offering of 6.04 million class                          share in cash
         A common stock at $16.50
$18             per share
                                           10/18/2004: Barcelo Crestline
$16                                          offers to buy all class A
                                             common stock not owned by
$14                                         Mr. Hammons for $13.00 per
                                                   share in cash
$12

$10

 $8

 $6

 $4

 $2

     11/17/94      1/19/96      3/21/97      5/26/98      7/28/99      9/29/00      11/30/01      2/3/03      4/7/04      6/10/05
                                                     JOHN Q. HAMMONS HOTELS INC.


----------------
Source: Factset Research Systems.


--------------------------------------------------------------------------------
LEHMAN BROTHERS                         6

JQH Comparative Stock Price Performance
--------------------------------------------------------------------------------
                                                              SITUATION OVERVIEW

      COMPARATIVE STOCK PRICE PERFORMANCE- TRAILING TWELVE MONTHS 6/10/2005

INDEXED PRICE
250%
                                                                                                 +144.2

225%

200%

175%

150%

125%                                                                                             +35.9%
                                                                                                 +32.2%
100%                                                                                             +29.3%

 75%                                                                                              +7.3%

      6/10/04   7/20/04   8/30/04   10/8/04  11/19/04   12/29/04   2/8/05   3/18/05   4/29/05   6/10/05

      --  JQH                                     --  S&P 500
      --  LODGING MID-CAP C CORPS COMPOSITE       --  LODGING SMALL-CAP C CORPS COMPOSITE LODGING REITS
      --  COMPOSITE


----------
Note: Lodging Mid-Cap C-Corps Composite consists of HOT, MAR, HLT, IHG, FHR, FS;

      Lodging Small-Cap C-Corps Composite consists of WBR, CHH, LQI, OEH, JQH,
       LGN, WEH, IHR;

      Lodging REITs Composite consists of HMT, HPT, FCH, MHX, LHO, ENN, KPA,
       HIH, AHT, WXH, BOY, HT.


--------------------------------------------------------------------------------
LEHMAN BROTHERS                        7

JQH Ownership Profile
--------------------------------------------------------------------------------
                                                              SITUATION OVERVIEW

                              SHAREHOLDER ANALYSIS

                                                                                                                         % FULLY
                                                          % OF CLASS     CLASS A          % OF CLASS                      DILUTED
                                              CLASS A      A SHARES     EQUIVALENT       A EQUIVALENT       OPTIONS        SHARES
INSTITUTIONAL AND RETAIL HOLDERS            SHARES HELD   OUTSTANDING   SHARES HELD   SHARES OUTSTANDING      HELD      OUTSTANDING
------------------------------------------  -----------   -----------   -----------   ------------------   ---------    -----------
  JQH Shareholders for Fairplay (1)           1,017,923         19.39%    1,017,923                 4.72%                      4.36%
  First Manhattan Co.                           605,319         11.53%      605,319                 2.80%                      2.59%
  Pirate Capital, LLC                           475,100          9.05%      475,100                 2.20%                      2.03%
  Washburne Capital Management                  346,100          6.59%      346,100                 1.60%                      1.48%
  Severn River Capital Management, LLC          294,400          5.61%      294,400                 1.36%                      1.26%
  Loeb Partner Corporation                      183,600          3.50%      183,600                 0.85%                      0.79%
  Mariner Investment Group, Inc.                134,979          2.57%      134,979                 0.63%                      0.58%
  Raffles Associates, LP                        129,800          2.47%      129,800                 0.60%                      0.56%
  Dimensional Fund Advisors, Inc.               113,500          2.16%      113,500                 0.53%                      0.49%
  Others                                      1,441,434         27.45%    1,441,434                 6.68%                      6.17%
  ----------------------------------------  -----------   -----------   -----------   ------------------                -----------
    TOTAL INSTITUTIONAL AND RETAIL HOLDERS    4,742,155         90.32%    4,742,155                21.97%                     20.29%

INSIDERS
---------------------------------------
  John Q Hammons (2)                            269,100          5.13%   16,607,100                76.93%    335,000          72.50%
  Other Insiders                                238,957          4.55%      238,957                 1.11%  1,444,588           7.20%
  ----------------------------------------  -----------   -----------   -----------   ------------------   ---------    -----------
    TOTAL INSIDERS                              508,057          9.68%   16,846,057                78.03%  1,779,588          79.71%


  Total Class A Shares                        5,250,212

  Total Class A Equivalent Shares            21,588,212
  Total Options and Warrants Outstanding      1,779,588
  ----------------------------------------  -----------
  TOTAL FULLY DILUTED SHARES                 23,367,800


----------
Source: ShareWorld, 2004 10-K, company-provided option schedule.

1. Investor consortium (per 13D amendment filed on 2/2/05) represented by the following shareholders: James Clark, R. Scott Asen, Gifford Combs and Stephen J. Clearman.

2. Equivalent shares owned include Class A shares (269,100), Class B shares (294,100), and L.P. Units (16,043,900).


--------------------------------------------------------------------------------
LEHMAN BROTHERS                        8

Histogram of Volume Based Trading Prices
--------------------------------------------------------------------------------
                                                              SITUATION OVERVIEW

PERCENT OF SHARES TRADED

                    SINCE ANNOUNCEMENT (10/18/04 TO 6/10/05)

% TOTAL VOLUME
  45.0%

  36.0%
                                                                     28.9%
  27.0%                                                  23.1%
                                             20.2%
  18.0%  16.4%

   9.0%                          9.9%

   0.0%               1.5%

         $12.90 -    $14.75 -    $16.60 -    $18.45 -    $20.30 -    $22.15 -
          14.75       16.60       18.45       20.30       22.15       24.00


                3 MONTHS PRE-ANNOUNCEMENT (7/15/04 TO 10/15/04)

% TOTAL VOLUME
                     45.9%
  45.0%

  36.0%

  27.0%

  18.0%                                      17.9%
                                                         15.9%
   9.0%                                                               7.9%
          5.7%                    6.7%
   0.0%

         $ 9.40 -    $ 9.75 -    $10.10 -    $10.45 -    $10.80 -    $11.15 -
           9.75       10.10       10.45       10.80       11.15       11.50


               12 MONTHS PRE-ANNOUNCEMENT (10/15/03 TO 10/15/04)

% TOTAL VOLUME
  54.0%
                                              48.6%
  45.0%

  36.0%

  27.0%

  18.0%                                                   17.8%
          12.1%
   9.0%                           11.9%
                       2.5%                                           7.1%
   0.0%

         $ 6.50 -    $ 7.33 -    $ 8.17 -    $ 9.00 -    $ 9.83 -    $10.67 -
           7.33        8.17        9.00        9.83       10.67       11.50


                         SINCE IPO (11/16/94 - 10/15/04)

% TOTAL VOLUME
  45.0%

  36.0%

  27.0%                           26.7%
          23.8%
  18.0%
                                                                      14.0%
   9.0%               10.3%                   12.3%       12.9%

   0.0%

         $ 3.00 -    $ 5.33 -    $ 7.67 -    $10.00 -    $12.33 -    $14.67 -
           5.33        7.67       10.00       12.33       14.67       17.00


----------
Source: Factset.


--------------------------------------------------------------------------------
LEHMAN BROTHERS                        9

--------------------------------------------------------------------------------
                                                 SUMMARY OF PROPOSED TRANSACTION

Summary of Terms to Class A Shareholders
--------------------------------------------------------------------------------
                                                 SUMMARY OF PROPOSED TRANSACTION


                  SUMMARY OF KEY TERMS TO CLASS A SHAREHOLDERS

TRANSACTION SUMMARY:     o   Merger whereby all Class A shares are exchanged for
                             cash

CONSIDERATION:           o   $24.00 per class A share

TREATMENT OF OPTIONS:    o   All options are vested and cashed out at the spread
                             to deal price


--------------------------------------------------------------------------------
LEHMAN BROTHERS                        10

Summary of Terms to Mr. Hammons
--------------------------------------------------------------------------------
                                                 SUMMARY OF PROPOSED TRANSACTION

                       SUMMARY OF KEY TERMS TO MR. HAMMONS

PREFERRED INTEREST:   o   Redemption preference of $335 million

                      o Either member may request redemption after the sooner of 13 years after issuance or Mr. Hammons demise (Mr. Hammons is 86 years old)

                            - 18 months to begin liquidation and one year thereafter to complete

                            - Earliest obligation, however, would not be until 10 years and 1 month after closing

                      o   Early Liquidation Preference of $50 million

                            -  Reduces Redemption Preference

                            - Only upon demise of Mr. Hammons (but not earlier than 12 months after closing)

                            -  24 months notice

                      o Various valuation protective covenants, including net worth covenant (for distributions), maintenance capex requirements, asset sale restrictions, maximum leverage, and others

LINE-OF-CREDIT:       o   Interim line of credit, prior to closing, of $25
                          million

                      o Upon closing, Mr. Hammons will receive a 13 year line-of-credit of up to $75 million until first anniversary, $175 million until second anniversary, $225 million until third anniversary, $250 million until fourth anniversary and $275 million for the duration of the line

                            -  Interest rate of 1 month LIBOR + 100 basis points

                            -  Guaranteed by iStar Financial

                      o Mr. Hammons, during his lifetime, may continue to draw on line-of-credit for up to seven years

                      o Line-of-credit matures upon redemption of Preferred Interest

                      o Except for Early Liquidation Preference, any proceeds from redemption of Preferred Interest must be used to repay the line-of-credit


--------------------------------------------------------------------------------
LEHMAN BROTHERS                        11

Summary of Terms to Mr. Hammons
                                                 SUMMARY OF PROPOSED TRANSACTION

                                           SUMMARY OF KEY TERMS TO MR. HAMMONS
NEWCO INTEREST:                          O   2% of cash distributions from
                                             operating cash flow
                                         O   Valuation upside participation
                                             - Threshold based on enterprise
                                               value at closing plus certain
                                               hurdle rates
                                             - Participation of 5% of first $100
                                               million in excess of threshold
                                               and 3% of any amount thereafter

CHATEAU LAKE HOTEL AND                   O   Chateau Lake Hotel and Management
MANAGEMENT COMPANY                           Company are to be distributed to
DISTRIBUTION:                                Mr. Hammons at an equity value of
                                             $19.9 million

CLASS A COMMON SHARES                    O   $24 per share in cash
AND CLASS A STOCK                        O   Net cash settlement of Class A
OPTIONS:                                     stock options

MANAGEMENT AND                           O   NewCo to pay certain overhead costs
REVENUE SHARING:                             of the Management Company
                                         O   Mr. Hammons personal portfolio of
                                             hotels to pay a 2% of revenue fee
                                             to NewCo

LEHMAN BROTHERS                     12

Summary of Other Terms of Merger Agreement
                                             SUMMARY OF PROPOSED TRANSACTION


                                      SUMMARY OF OTHER TERMS OF MERGER AGREEMENT

VOTING REQUIREMENT:                     O    Subject to majority of minority
                                             shareholders
                                        O    Special Committee may waive such
                                             requirement

TERMINATION FEE:                        O    Maximum termination fee of $20
                                             million (inclusive of expense
                                             reimbursement)
                                             - Announcement of alternative
                                               transaction within 18 months,
                                               payable upon closing
                                        O    Cap on expense reimbursement of $8
                                             million
                                        O    Lower termination fee of $4 million
                                             plus expense reimbursement (payable
                                             earlier)
                                             - Mr. Hammons demise and
                                               termination of Hammons
                                               Transactions
                                             - In the event of a majority of
                                               minority vote, minority
                                               shareholders reject the
                                               transaction (even in absence of
                                               an alternative transaction)
                                        O    Termination fee capped at $3
                                             million until Parent provides
                                             financing commitment letter
FINANCING COMMITMENT:                   O    Parent must deliver commitment
                                             letter or replacement commitment
                                             letter by later of 60 days from
                                             signing or 7 business days
                                             subsequent to receiving notice of
                                             completion of Proxy statement
ESCROW DEPOSIT:                         O    $3 million escrow deposit by Parent


LEHMAN BROTHERS                     13

Transaction Structure
                                                 SUMMARY OF PROPOSED TRANSACTION


                               INITIAL STRUCTURES

 JOHN Q. HAMMONS HOTELS, INC.                                                                   JQH ACQUISITIONS, LLC

         JQH ENTITIES                                                                                JD        OTHER POTENTIAL
                                                                                         ISTAR   HOLDINGS, LLC    INVESTORS
            o JQH
            o JQH Trust
            o Hammons, Inc.   269,100        PUBLIC
                              Class A Common          Class A Common
                              All Class B Common

        JOHN Q.         LP Interest
       HAMMONS              (76%)                            JQH, INC.
      HOTELS, LLC                                                                                           JHQ
                                                                                                       ACQUISITION, LLC
                                             GP Interest
                                                (24%)
                                                                                                     100%
        PROPERTY             JQH LP
      SUBSIDIARIES
                                                                                             MERGER SUB

                               LPII

                               100%

                          CHATEAU LAKE, LLC

LEHMAN BROTHERS                     14

Transaction Structure
--------------------------------------------------------------------------------
                                                 SUMMARY OF PROPOSED TRANSACTION

                                 FINAL STRUCTURE


                                               iStar Funding Agreement
                                                                                                  JD        OTHER POTENTIAL
                                                                                 iSTAR     HOLDINGS, LLC      INVESTORS
                                            JQH ENTITIES
                                            o JQH
                                            o JQH Trust               LTLOC
                                            o Hammons, Inc.

              JOHN Q.
              HAMMONS          TAXPAYER
            HOTELS, LLC        CORP          99%           100%       PFD
                                                                      Interest
                                                                                              JQH
                                 1%                                                       ACQUISITION,
                                                                                              LLC
                               TAXPAYER           CHATEAU
               PROPERTY         P'SHIP           LAKE, LLC                         100%        100%         100%
             SUBSIDIARIES
                                 100%
                                                                               LENDCO                       JQH, INC.

                                 JQHHM                               JQH LP                 ATRIUM
                                                                                         HOTELS, LLC             PFD  Interest
                                                                             GP Interest

                                                                            100%

                                                                         TRS

                                                                   LPII

--------------------------------------------------------------------------------
LEHMAN BROTHERS                     15

                                                MANAGEMENT FINANCIAL PROJECTIONS

Historical & Projected JQH & Lodging Industry RevPAR

                                                MANAGEMENT FINANCIAL PROJECTIONS




         HISTORICAL AND PROJECTED JQH AND LODGING INDUSTRY REVPAR GROWTH

GROWTH RATE

12%

                      9.6%
10%

                                                                                                   7.8%         7.8%
8%
                                          6.8%
                                          6.4%
                                                                                                                             6.0%
6%          5.5%
            5.3%               5.0%
                                                                                                                             4.6%
                                                                                                        4.0%
4%
                      2.6%     2.9%
                                                                                                                2.3%
2%                                                                              1.4%
                                                                     0.6%
                                                                                0.4%
0%
                                                         -0.2%
-2%

                                                                     -2.7%
-4%


-6%

                                                         -7.0%
-8%
            1997      1998     1999       2000           2001        2002       2003               2004         2005         2006

                                           US LODGING INDUSTRY                                  JOHN Q HAMMONS


Source: Company filings, Company projections and PwC research (for U.S. lodging industry).


LEHMAN BROTHERS                     16

Historical & Projected EBITDA Margin & RevPAR Growth

                                                MANAGEMENT FINANCIAL PROJECTIONS

            COMPARABLE COMPANY HISTORICAL AND PROJECTED EBITDA MARGIN

40%

35%

30%                                 [LINE GRAPH]

25%

20%

15%
2000                 2001                        2002        2003                     2004        2005E                        2006E

            FELCOR                  MERISTAR                 EQUITY INNS              WINSTON     JOHN Q HAMMONS


        COMPARABLE COMPANY HISTORICAL AND PROJECTED REVPAR GROWTH (Y-O-Y)

10%

5%

0%
                                    [LINE GRAPH]
-5%

-10%

-15%
2000                 2001                        2002        2003                     2004        2005E                        2006E

                    FELCOR                  MERISTAR                 EQUITY INNS              WINSTON                 JOHN Q HAMMONS


Source: Company filings, Wall Street research.

LEHMAN BROTHERS                     17

Projected Operating Results
--------------------------------------------------------------------------------
                                                MANAGEMENT FINANCIAL PROJECTIONS

                         PROJECTED OPERATING RESULTS (1)

($ in millions, except RevPAR and ADR figures)

                                                                     FISCAL YEAR ENDED DECEMBER,
                                      -----------------------------------------------------------------------------------------
                                       2004A           2005E           2006E       2007E        2008E         2009E        2010E
                                      ------          ------          ------      ------       ------        ------       ------
TOTAL REVENUE                         $430.8          $456.8          $474.9      $492.2       $509.3        $525.1       $541.3
  % Growth                               4.2%            6.0%            4.0%        3.6%         3.5%          3.1%         3.1%

COGS                                   220.7           233.9           240.1       245.8        251.4         256.6        261.9
                                      ------          ------          ------      ------       ------        ------       ------
Gross Profit                          $210.0          $222.9          $234.8      $246.4       $257.9        $268.5       $279.4
  % Margin                              48.8%           48.8%           49.4%       50.1%        50.6%         51.1%        51.6%

SG&A                                   139.9           148.0           153.7       159.0        164.2         169.0        173.9
  % of Sales                            32.5%           32.4%           32.4%       32.3%        32.2%         32.2%        32.1%

EBITDA                                $119.7          $126.3          $132.0      $138.4       $144.7        $150.5       $156.5
  % Margin                              27.8%           27.6%           27.8%       28.1%        28.4%         28.7%        28.9%

D&A                                     49.5            51.3            51.0        51.0         51.0          51.0         51.0
  % of Sales                            11.5%           11.2%           10.7%       10.4%        10.0%         9.7%         9.4%

EBIT                                   $70.1           $75.0           $81.1       $87.4        $93.7         $99.5        $105.5
  % Margin                              16.3%           16.4%           17.1%       17.8%        18.4%         19.0%        19.5%

Capex                                  $30.3           $43.5           $30.0       $30.9        $31.8         $32.8        $33.8
  % of Sales                             7.0%            9.5%            6.3%        6.3%         6.2%          6.2%         6.2%


REVPAR                                $67.51          $69.09          $72.26      $75.20       $78.04        $80.50       $83.02
  % Change in Yield                      4.0%            2.3%            4.6%        4.1%         3.8%          3.2%         3.1%

ADR                                  $102.77         $103.95         $106.96     $109.85      $112.71       $115.34      $118.05

OCCUPANCY                               65.7%           66.5%           67.6%       68.5%        69.2%         69.8%        70.3%

----------

1. Excludes asset impairment charges, gains on property dispositions and other non-recurring charges.


--------------------------------------------------------------------------------
LEHMAN BROTHERS                    18

--------------------------------------------------------------------------------
                                                               SUMMARY VALUATION

Overview of Valuation Methodologies
--------------------------------------------------------------------------------
                                                               SUMMARY VALUATION



                                             VALUATION
                                           METHODOLOGIES


  COMPARABLE          COMPARABLE
                                           DISCOUNTED CASH                       PREMIUMS PAID
PUBLIC COMPANY        TRANSACTIONS                             LBO ANALYSIS
                                            FLOW ANALYSIS                         ANALYSIS
   ANALYSIS           ANALYSIS



--------------------------------------------------------------------------------

LEHMAN BROTHERS

JQH Purchase Price Ratio Analysis
--------------------------------------------------------------------------------
                                                               SUMMARY VALUATION


              JOHN Q. HAMMONS HOTELS PURCHASE PRICE RATIO ANALYSIS

($ in millions, except per share data)


                                                                                        RANGE OF ACQUISITION PRICES
                                                               -------------------------------------------------------------
ACQUISITION PRICE / SHARE                                      $   18.00    $   20.00    $   22.00    $   24.00    $   26.00
                                                               ---------    ---------    ---------    ---------    ---------
Variance to Current (3)                                              -22%         -14%          -5%           3%          12%
Variance to Announcement (1)                                          59%          77%          95%         112%         130%
Diluted Shares (2)                                                  22.8         22.8         22.9         22.9         23.0

                                                   CURRENT
                                                  STATISTIC
                                                  ---------
Diluted Equity Value                              $   531.8(3) $   410.3    $   457.0    $   503.7    $   550.5    $   597.2
Net Debt                                              673.2        673.2        673.2        673.2        673.2        673.2
                                                  ---------    ---------    ---------    ---------    ---------    ---------
Enterprise Value                                  $ 1,205.0    $ 1,083.5    $ 1,130.2    $ 1,177.0    $ 1,223.7    $ 1,270.4


ENTERPRISE VALUE AS MULTIPLE OF:
2005E EBITDA (4)                   $   126.3           9.5x         8.6x         8.9x         9.3x         9.7x        10.1x
2006E EBITDA (4)                   $   132.0           9.1x         8.2x         8.6x         8.9x         9.3x         9.6x

STOCK PRICE PREMIUM TO:
52-Week High                       $   23.58            -2%         -24%         -15%          -7%            2%          10%
52-Week Low                        $    9.30            149%          94%         115%         137%         158%         180%


----------
1. Share price at announcement as of 10/15/2004.

2. Diluted shares based on treasury method for accounting of options.

3. Share price current as of 6/10/2005.

4. EBITDA estimates excludes asset impairment charges, debt extinguishment costs, gain on sales, and other one-time items.

--------------------------------------------------------------------------------

LEHMAN BROTHERS

John Q. Hammons Hotels Valuation Summary
--------------------------------------------------------------------------------
                                                               SUMMARY VALUATION


   JOHN Q. HAMMONS HOTELS ESTIMATED ENTERPRISE AND PER SHARE VALUATION RANGE

($ in millions, except per share data)

IMPLIED ENTERPRISE VALUE               $897               $990                $1,083                 $1,177       $1,270



COMPARABLE COMPANY ANALYSIS                                                             $20.28                        $25.69
Enterprise Value $1,137 - 1,263
2005E EBITDA Multiple 9.0x - 10.0x


COMPARABLE TRANSACTIONS ANALYSIS                                                                       $22.75                $27.86
Enterprise Value $1,194 - 1,314
LTM EBITDA Multiple 10.0x - 11.0x



DISCOUNTED CASH FLOW ANALYSIS                                                           $20.00                   $24.00
Enterprise Value $1,130 - 1,224
Terminal EBITDA Multiple 8.5x - 9.5x


LBO ANALYSIS                                                      $16.00                         $20.00
Enterprise Value $1,060 - 1,130
Terminal EBITDA Multiple 8.5x - 9.5x


PREMIUMS PAID ANALYSIS                               $14.31          $15.13
Enterprise Value $997 - 1,017
Premium to Share Price: 26.5% - 38.1%


PREMIUMS PAID ANALYSIS - CASH
                                                     $14.17                $15.92
MINORITY SQUEEZE-OUT TRANSACTIONS
                                           1-DAY PRIOR
Enterprise Value $994 - 1,035
                                              STOCK                                  JD HOLDINGS     FINAL       JD HOLDINGS
                                              PRICE:     INITIAL BARCELO            INITIAL OFFER:  BARCELO      FINAL OFFER:
Premium to Share Price: 25.3% - 40.7%         $11.31     OFFER: $13.00                  $20.50    OFFER: $21.00    $24.00
SHARE PRICE                            $10                $14                 $18                    $22                    $26

------------------------------------------------------------------------------------------------------------------------------------

LEHMAN BROTHERS

Comparable Company Analysis
--------------------------------------------------------------------------------
                                                               SUMMARY VALUATION


o Lehman Brothers evaluated a universe of six lodging companies in its comparable company public trading multiples analysis

o No company used in this analysis is directly comparable to JQH in terms of a number of important factors such as asset type, business model, size, corporate structure, dividend yield and tax situation

o Lehman Brothers believes the appropriate valuation multiple for JQH is lower than the public valuation multiples for the comparable companies analyzed

      - Current EBITDA multiples for the comparable companies analyzed are at historically high levels due to strong anticipated growth from RevPAR increases and margin improvements

      - JQH's current financial performance is not expected to improve as rapidly as that of the comparable companies analyzed

            o JQH's Q1 2005 RevPAR growth was significantly lower than the Q1 2005 RevPAR growth of comparable companies analyzed

            o JQH's 2005E EBITDA margin is near its 2000A EBITDA margin level while the EBITDA margins of comparable companies remain significantly below historical levels


                          COMPARABLE COMPANY ANALYSIS

($ in millions, except per share data)


                                                                                                EV / EBITDA
                       STOCK PRICE     DISC. TO    MARKET     NET     ENTERPRISE       ---------------------------
COMPANY NAME          AS OF 6/10/05  52-WK. HIGH   VALUE      DEBT      VALUE           LTM        2005E     2006E
------------          -------------  -----------  --------   --------  ----------       ------     ------     -----

JOHN Q. HAMMONS HOTELS     $  23.20    -1.6%     $  531.8   $  673.2   $1,205.0         10.1X       9.5X       9.1X

FelCor                     $  14.25    -4.9%     $  896.7   $1,610.6   $3,033.3         11.6x      11.4x      10.2x
MeriStar Hospitality           8.16    -4.4%        732.8    1,483.4    2,216.2         12.9x      11.4x      10.5x
Sunstone Hotel Investors      23.42    -2.3%        990.2      861.0    2,072.5(2)        NM         NM       10.9x
Equity Inns                   12.70    -1.5%        703.8      418.6    1,205.9         14.1x      11.9x      11.1x
Lodgian                       10.90   -25.3%        267.6      372.8      641.9         11.5x      11.8x      10.2x
Winston                       10.95    -8.4%        305.2      151.1      550.2         13.3x      10.4x       9.0x

                                                          REVPAR                 EBITDA MARGIN
                            DIVIDEND  NET DEBT /   ----------------------     --------------------      EV /
                             YIELD     EBITDA      Q1 2005    % GROWTH(1)     2000A          2005E     ROOM
                            --------  ----------   --------   -----------     -----          -----     ----

JOHN Q. HAMMONS HOTELS       0.0%       5.6X       $  69.41        2.3%       28.5%          27.6%   $111,030

FelCor                       0.0%       6.2x       $  68.94        6.7%       27.4%          21.8%   $ 76,787
MeriStar Hospitality         0.0%       8.7x          73.64        5.1%       28.5%          23.5%    111,505
Sunstone Hotel Investors     4.9%       7.2x          69.96        8.6%         NA           25.6%    130,526
Equity Inns                  4.7%       4.9x          60.01       11.1%       36.4%(3)       32.5%     87,617
Lodgian                      0.0%       6.7x          44.99        5.3%       21.6%          17.3%     47,626
Winston                      5.5%       3.6x          55.41        4.3%       37.3%          34.2%     78,470


----------

Source: Company filings and equity research.

(1) Year-over-year growth.

(2) Market value, net debt and enterprise value pro forma for six Renaissance hotels portfolio acquisition in April 2005.

(3) Represents 2001A EBITDA margin. Comparable 2000A EBITDA margin not available.

--------------------------------------------------------------------------------

LEHMAN BROTHERS                        22

Comparable Company Value Summary
--------------------------------------------------------------------------------
                                                               SUMMARY VALUATION


                                       IMPLIED VALUE OF JOHN Q. HAMMONS HOTELS

($ in millions, except per share data)

JOHN Q. HAMMONS HOTELS                                     MULTIPLE RANGE                           IMPLIED ENTERPRISE VALUE RANGE
----------------------------                         ----------------------------                   ------------------------------

2005E EBITDA          $126.3                                9.0x - 10.0x                               $1,136.8   -   $1,263.1

                                                     IMPLIED REFERENCE RANGE                           $1,136.8   -   $1,263.1
                                                     Less: Net Debt (1)                                $ (673.2)      $ (673.2)
                                                     Plus: Outstanding Options Proceeds                $   10.4       $   10.4
                                                     -----------------------------------------------------------------------------
                                                     IMPLIED EQUITY VALUE REFERENCE RANGE              $  473.9   -   $  600.2

                                                     IMPLIED VALUE PER SHARE                           $  20.28   -   $  25.69


----------

1. Net debt of $673.2 million as of 4/1/05.

--------------------------------------------------------------------------------


LEHMAN BROTHERS

Comparable Lodging Sector Transactions Analysis
--------------------------------------------------------------------------------
                                                               SUMMARY VALUATION


                                                  COMPARABLE TRANSACTIONS ANALYSIS


                                                                   EQUITY VALUE       TRANSACTION VALUE      ENTERPRISE VALUE /
ANNOUNCED                       ACQUIRER/TARGET                        ($MM)               ($MM)                LTM EBITDA
---------                       ---------------                    ------------       -----------------      ------------------
                                Ashford Hospitality Trust /
Mar-05                          Portfolio of 21 Hotels                 $   85              $  250                    8.8x

                                The Blackstone Group /
Aug-04                          Prime Hospitality Corp.                   572                 795                   13.0x

                                La Quinta Corporation /
Jul-04                          Baymont Inns & Suites                     415                 415                   13.4x

                                The Blackstone Group /
Mar-04                          Extended Stay America, Inc.             1,595               3,094                   13.8x

                                CNL Hospitality /
May-03                          RFS Hotel Investors                       395                 696                   11.9x

Jan-02                          Inntown Suites /
                                Suburban Lodges                           104                 203                    8.3x

                                The Blackstone Group /
Nov-01                          Homestead Village, Inc.                   480                 740                    7.4x

                                Accor /
Jul-99                          Red Roof Inns                             656               1,181                    8.5x

                                SHP Acquisition LLC /
Apr-99                          Sunstone Hotel Investors Inc.             416                 878                   10.4x

                                                                                              Mean                  10.6x
                                                                                              Median                10.4x


--------------------------------------------------------------------------------

LEHMAN BROTHERS

Comparable Transactions Value Summary
--------------------------------------------------------------------------------
                                                               SUMMARY VALUATION




                     IMPLIED VALUE OF JOHN Q. HAMMONS HOTELS


($ in millions, except per share data)
------------------------------------------------------------------------------------------------------------------------------------
JOHN Q. HAMMONS HOTELS                                    MULTIPLE RANGE                         IMPLIED ENTERPRISE VALUE RANGE
-----------------------------------                    ---------------------                    ------------------------------------
LTM EBITDA (4/1/05)          $119.4                       10.0x - 11.0x                             $1,194.4   -     $1,313.9

                                                     IMPLIED REFERENCE RANGE                        $1,194.4   -     $1,313.9
                                                     Less: Net Debt (1)                             $ (673.2)        $ (673.2)
                                                     Plus: Outstanding Options Proceeds             $   10.4         $   10.4
                                                                                                    --------         --------
                                                     IMPLIED EQUITY VALUE REFERENCE RANGE           $  531.5   -     $  651.0

                                                     IMPLIED VALUE PER SHARE                        $  22.75         $  27.86

----------

1. Net debt of $673.2 million as of 4/1/05.

--------------------------------------------------------------------------------

LEHMAN BROTHERS

Discounted Cash Flow Analysis
--------------------------------------------------------------------------------
                                                               SUMMARY VALUATION

                         DISCOUNTED CASH FLOW VALUATION

($ in millions, except per share amounts)


                                                             TERMINAL EBITDA MULTIPLE
                                                        --------------------------------------
                                                        8.5X           9.0X              9.5X
      DISCOUNT RATE

          8.5%                                          $  340        $  340            $  340             PV of Free Cash Flows
                                                        $  824        $  872            $  921             PV of Terminal Value
                                                        ------        ------            ------
                                                        $1,164        $1,213            $1,261             Enterprise Value
                                                        $  501        $  550            $  598             Equity Value (1)
                                                        $21.45        $23.52            $25.60             Value Per Share

          9.0%                                          $  336        $  336            $  336             PV of Free Cash Flows
                                                        $  802        $  849            $  896             PV of Terminal Value
                                                        ------        ------            ------
                                                        $1,138        $1,185            $1,232             Enterprise Value
                                                        $  475        $  522            $  569             Equity Value (1)
                                                        $20.31        $22.33            $24.35             Value Per Share

          9.5%                                          $  331        $  331            $  331             PV of Free Cash Flows
                                                        $  781        $  826            $  872             PV of Terminal Value
                                                        ------        ------            ------
                                                        $1,112        $1,158            $1,204             Enterprise Value
                                                        $  449        $  495            $  541             Equity Value (1)
                                                        $19.21        $21.17            $23.14             Value Per Share


o Implied perpetuity growth rates for selected terminal multiples ranges from 1.8% to 3.5%

o     Terminal multiples are in line with historical trading range of JQH

----------

1.    Net debt of $673.2 million as of 4/1/05.

--------------------------------------------------------------------------------

LEHMAN BROTHERS

LBO Analysis
--------------------------------------------------------------------------------
                                                               SUMMARY VALUATION

                              SUMMARY LBO ANALYSIS


($ in millions)                 LTM 4/1/05  TRANSACTION    Q3 05      Q4 05      2005     2006       2007      2008      2009
---------------------------     ----------  -----------   --------    ------    ------    ------    ------    ------    ------
EBITDA                          $  119.4                  $   33.1    $ 27.7    $ 60.8    $132.0    $138.4    $144.7   $  150.5

Depreciation & Amortization                               $  (12.8)   $(12.8)   $(25.7)   $(51.0)   $(51.0)   $(51.0)  $  (51.0)
Interest                                                     (14.8)    (14.7)    (29.5)    (58.5)    (54.8)    (50.2)     (44.9)
                                                          --------    ------    ------    ------    ------    ------   --------
Pretax Income                                             $    5.4    $  0.2    $  5.6    $ 22.6    $ 32.7    $ 43.5   $   54.6

Taxes                                                     $   (0.0)   $ (0.0)   $ (0.1)   $ (0.3)   $ (0.3)   $ (0.3)  $   (0.3)
Net Income                                                     5.4       0.1       5.5      22.3      32.4      43.2       54.3
  + D&A                                                       12.8      12.8      25.7      51.0      51.0      51.0       51.0
  - Capex                                                    (10.9)    (10.9)    (21.8)    (30.0)    (30.9)    (31.8)     (32.8)
                                                          --------    ------    ------    ------    ------    ------   --------
FREE CASH FLOW                                            $    7.4    $  2.1    $  9.5    $ 43.3    $ 52.5    $ 62.3   $   72.5
                                                          ========    ======    ======    ======    ======    ======   ========

Debt (4/1/05)                   $  745.6       836.1      $  828.7    $826.6    $826.6    $783.4    $730.9    $668.6   $  596.0
Cash (4/1/05)                       72.4        10.0          10.0      10.0      10.0      10.0      10.0      10.0       10.0

Proceeds from Sale                                                                                                     $1,354.5
  Less: Debt                                                                                                             (586.0)
                                                                                                                       --------
Cash Flows to Equity Investor                 (299.7)           --        --                  --        --        --      768.4
IRR                                             23.2%


ASSUMPTIONS:
-------------------------

                                                                IRR SENSITIVITY ANALYSIS
Share Price                       $  17.00                                                            EXIT MULTIPLE
Shares Outstanding                    22.9                                                       ------------------------
                                  --------                                                       8.5X      9.0X      9.5X
Equity Purchase Price             $  389.7                                                       ------------------------
Plus: Net Debt                       673.2                                             $15.00    25.0%     27.9%     30.5%
                                  --------
EV Purchase Price                 $1,062.9                                             $16.00    22.6%     25.4%     28.1%
Plus: Tender Cost                     62.9                                             $17.00    20.4%     23.2%     25.8%
                                  --------
Total Transaction Value           $1,125.8                             PURCHASE        $18.00    18.5%     21.2%     23.8%
Debt Financing                       836.1                                PRICE /      $19.00    16.7%     19.4%     21.9%
Equity Investment                    299.7                                SHARE        $20.00    15.1%     17.7%     20.2%
Cost of New Debt                      6.50%                                            $21.00    13.5%     16.1%     18.6%
Cost of Existing Mortgage Debt        8.60%                                            $22.00    12.1%     14.7%     17.1%
Exit Multiple                          9.0x


--------------------------------------------------------------------------------

LEHMAN BROTHERS

Premiums Paid Analysis
--------------------------------------------------------------------------------
                                                               SUMMARY VALUATION






PREMIUMS OF TRANSACTIONS FROM $1.0 BILLION TO $1.5 BILLION OVERLAST TWELVE MONTHS
($ in millions)

                                                                                                          PRICE PREMIUM TO MARKET
                                                                                                           PRIOR TO ANNOUNCEMENT
ANNOUNCEMENT                                                                   EQUITY     ENTERPRISE    ----------------------------
   DATE        ACQUIROR                        TARGET                          VALUE      VALUE         1 DAY      1 WEEK    1 MONTH
------------   ----------------------------    ----------------------------    ------     -----------   -----      ------    -------
10/18/2004     JD HOLDINGS                     JOHN Q HAMMONS HOTELS           $ 550       $1,224        112.2%     115.4%    119.0%

5/16/2005      UPS                             Overnite Corp                   1,220        1,283         46.2%      35.8%     44.2%

5/12/2005      3M Corp                         Cuno Inc                        1,290        1,349         31.3%      34.7%     33.3%

4/21/2005      Shire Pharmaceuticals Grp PLC   Transkaryotic Therapies Inc     1,384        1,347         21.6%      38.1%     64.5%

4/8/2005       Goldner Hawn Johnson            ShopKo Stores Inc                 730        1,037          4.2%       8.2%     32.6%

12/19/2004     Centro Watt America REIT III    Kramont Realty Trust              571        1,104         17.0%      16.6%     18.2%

12/5/2004      Investor Group                  Sola International Inc            923        1,083         26.6%      33.9%     42.5%

11/24/2004     GE Infrastructure               Ionics Inc                      1,072        1,298         47.9%      43.0%     60.2%

11/19/2004     Movie Gallery Inc               Hollywood Entertainment Corp      868        1,074         13.4%      13.3%     36.6%

11/1/2004      Valero LP                       Kaneb Services LLC                518        1,154         37.9%      34.1%     33.1%

10/20/2004     Blackstone Real Estate          Boca Resorts Inc                1,031        1,189         27.9%      30.6%     29.9%

10/19/2004     Constellation Brands Inc        Robert Mondavi Corp             1,030        1,272         49.9%      52.3%     56.8%

9/29/2004      Cendant Corp                    Orbitz Inc                      1,229        1,059         32.4%      34.2%     49.6%

8/24/2004      PL Retail LLC                   Price Legacy Corp                 748        1,378          0.7%      (0.2%)     4.8%

7/22/2004      Marquee Holdings Inc            AMC Entertainment Inc             730        1,383         13.6%      35.9%     26.7%



                                               MEAN (EXCLUDING JQH)                                       26.5%      29.3%     38.1%
                                               MEDIAN (EXCLUDING JQH)                                     27.3%      34.2%     35.0%


----------
Source: SDC.



--------------------------------------------------------------------------------

LEHMAN BROTHERS

Premiums Paid Analysis
--------------------------------------------------------------------------------
                                                               SUMMARY VALUATION



     IMPLIED VALUE OF JOHN Q. HAMMONS HOTELS- TRANSACTIONS FROM $1.0 BILLION TO $1.5 BILLION

                                            LOWER                                           UPPER
                                           QUARTILE         MEDIAN           MEAN          QUARTILE
                                         ------------    ------------    ------------    ------------
COMPARABLE TRANSACTIONS (1)
One Day Prior                                     8.0%           27.3%           26.5%           45.5%
One Week Prior                                    9.5%           34.2%           29.3%           42.3%
One Month Prior                                  19.9%           35.0%           38.1%           57.8%

IMPLIED PER SHARE PURCHASE PRICE
One Day Prior (2)                        $      12.21    $      14.40    $      14.31    $      16.45
One Week Prior (3)                       $      12.20    $      14.95    $      14.41    $      15.86
One Month Prior (4)                      $      13.14    $      14.79    $      15.13    $      17.29

TRANSACTION PREMIUM
One Day Prior (2)                               112.2%
One Week Prior (3)                              115.4%
One Month Prior (4)                             119.0%



----------------

1. Includes 14 transactions from 7/22/04 to 5/16/05.

2. Based on closing share price as of 10/15/04 of $11.31.

3. Based on closing share price as of 10/11/04 of $11.14.

4. Based on closing share price as of 9/17/04 of $10.96.

--------------------------------------------------------------------------------

LEHMAN BROTHERS

Minority Squeeze-Out Premiums Paid Analysis
--------------------------------------------------------------------------------
                                                               SUMMARY VALUATION

CASH TRANSACTIONS

              SELECTED CASH ACQUISITIONS OF MINORITY INTERESTS (1)


                                                                                                   FINAL PREMIUMS PAID OVER
                                                                                                     AVERAGE PRICE FOR (2)
   TRANSACTION DATE                                                         TRANSACTION            -------------------------  FINAL
-----------------------                                                         VALUE      %               7      30     90    BUMP
ANNOUNCED    EFFECTIVE   TARGET NAME                ACQUIROR NAME               ($MM)   ACQUIRED   1 DAY  DAYS   DAYS   DAYS   (3)
---------    ----------  ----------------------     ----------------------- ----------- --------   -----  ----   ----   ----  ------
01/22/2005   Pending     Equant NV                  France Telecom SA        $   711.7    45.8%    16.0%  16.6%   8.9%  18.8%   0.0%
01/27/2005   04/21/2005  Genencor International     Danisco A/S                  183.8    16.0%    23.9%  22.4%  19.9%  19.7%   0.0%
                         Inc.
12/07/2004   01/24/2005  Telecom Italia Mobile      Telecom Italia S.p.A.     28,820.7    44.7%     8.3%  10.0%  15.8%  23.2%   0.0%
                         S.p.A.
08/02/2004   12/08/2004  Cox Communications Inc.    Cox Enterprises Inc.       8,389.6    37.8%    26.0%  24.1%  23.4%  15.0%   8.6%
06/02/2003   08/22/2003  Ribapharm Inc.             ICN Pharmaceuticals Inc.     187.3    19.9%    23.0%  26.0%  39.2%  30.1%  11.6%
07/08/2002   02/28/2003  International Specialty    Samuel J. Heyman             138.0    20.0%    35.5%  37.8%  41.2%  19.4%   3.0%
                         Products
06/17/2002   08/05/2002  Fortress Group Inc.        Lennar Corp.                 112.2    26.9%    16.8%  20.7%  20.9%  20.7%   0.0%
02/19/2002   04/11/2002  Travelocity.com Inc.       Sabre Holdings Corp.         447.2    30.0%    45.8%  43.9%  23.0%  31.5%  21.7%
10/10/2001   11/27/2001  TD Waterhouse Group Inc.   Toronto-Dominion Bank        402.6    11.2%    53.2%  51.4%  36.2%  4.3%    5.6%
05/23/2001   09/28/2001  Unigraphics Solutions      Electronic Data Systems      208.5    14.0%    52.9%  64.2%  76.9%  66.7%  20.4%
                         Inc.                       Corp.
02/15/2001   09/28/2001  Westfield America          Westfield America Trust      598.0    22.5%    12.5%  12.5%  12.5%  17.6%   0.0%
03/26/2001   08/21/2001  CSFBdirect                 Credit Suisse First Boston   110.4    18.0%   140.0% 117.8%  84.2%  54.8%  50.0%
08/14/2000   07/13/2001  BHC Communications Inc.    News Corp. Ltd.              887.7    23.9%    16.4%  12.7%  11.1%  10.4%   0.0%
10/27/2000   03/16/2001  Azurix Corp.               Enron Corp.                  330.1    33.1%   135.1% 133.9% 107.8%  44.7%  19.6%
09/21/2000   03/09/2001  Hertz Corp.                Ford Motor Co.               734.0    18.5%    46.4%  43.3%  21.9%  16.8%  18.3%
07/24/2000   01/11/2001  Phoenix Investment         Phoenix Home Life Mutual     430.1    41.0%    44.0%  41.2%  51.5%  78.4%  26.0%
                         Partners
08/15/2000   10/30/2000  AAPT Ltd.                  Telecom Corp. of New         259.1    20.1%    22.9%  24.4%  24.4%  13.0%   0.0%
                                                    Zealand
03/17/2000   09/15/2000  Vastar Resources Inc.      BP Amoco PLC               1,576.0    18.0%    16.2%  31.9%  51.1%  46.9%  16.9%
04/24/2000   07/17/2000  Cherry Corp.               Peter B. Cherry              130.5    48.9%   103.1% 101.1%  74.8%  75.1%  40.8%
03/27/2000   06/27/2000  Hartford Life Inc.         Hartford Financial         1,325.0    18.5%    18.6%  29.0%  42.9%  26.0%  14.8%
                                                    Services Group Inc.
03/14/2000   06/20/2000  Howmet International Inc.  Alcoa Inc.                   349.3    15.4%    13.5%  13.0%  13.5%  17.4%  12.0%
03/23/2000   06/08/2000  Homestead Village Inc.     Security Capital Group       156.8    13.0%    49.1%  57.3%  77.1%  76.5%  20.6%
                                                    Inc.
01/31/2000   04/20/2000  Thermo BioAnalysis Corp.   Thermo Instrument Systems    167.9    16.0%    51.4%  55.7%  58.2%  59.4%   0.0%
                                                    Inc.
03/21/2000   04/20/2000  Travelers Property         Citigroup Inc.             2,423.0    15.0%    24.5%  31.1%  32.4%  24.8%   1.1%
                         Casualty Corp.
12/01/1999   04/19/2000  Boise Cascade Office       Boise Cascade Corp.          205.3    18.8%    43.5%  50.5%  56.2%  57.2%  24.5%
                         Products Corp.
03/07/2000   04/10/2000  Dead Sea Works             Israel Chemicals Ltd.        144.0    10.8%     9.9%  15.0%  19.6%  37.7%   0.0%
01/19/2000   02/09/2000  Trigen Energy Corp.        Elyo                         159.2    47.0%    23.7%  25.3%  27.8%  94.0%   0.0%
04/01/1999   08/15/1999  Aqua Alliance Inc.         Vivendi SA                   117.1    17.0%    28.9%  28.9%  78.5%  65.2%  45.0%
05/07/1999   07/30/1999  J Ray McDermott SA         McDermott International      514.5    37.0%    16.8%  14.2%  15.8%  32.3%  34.7%
                                                    Inc.
03/21/1999   07/01/1999  Spelling Entertainment     Viacom Inc.                  191.6    19.1%    44.4%  42.7%  44.3%  37.9%   8.3%
                         Group Inc.
11/16/1998   01/26/1999  Computer 2000 AG           Tech Data Corp.              135.6    20.0%   120.4% 118.2% 115.2% 116.5%   0.0%
10/27/1998   12/14/1998  Citizens Corp.             Allmerica Financial Corp.    212.4    18.0%    20.6%  18.9%  22.4%  18.2%  14.7%

                                                                   Maximum:  $28,820.7    48.9%   140.0% 133.9% 115.2% 116.5%  50.0%
                                                                      Mean:    1,586.2    24.2%    40.7%  41.7%  42.1%  39.7%  13.1%
                                                                    Median:      235.7    19.5%    25.3%  30.0%  34.3%  30.8%  10.1%
                                                                   Minimum:      110.4    10.8%     8.3%  10.0%   8.9%   4.3%   0.0%

----------

1. Includes completed or pending transactions since 1998 where acquiror owned >50% of target before transaction. Acquired equity value of >$100 million.

2. Final premiums are based on final bid per share compared with last published closing price per share prior to the initial deal announcement.

3. Final bump represents % increase between initial bid per share at announcement and final bid per share at closing.

--------------------------------------------------------------------------------
LEHMAN BROTHERS

Minority Squeeze-Out Premiums Paid Analysis
--------------------------------------------------------------------------------
                                                               SUMMARY VALUATION



     IMPLIED VALUE OF JOHN Q. HAMMONS - GOING PRIVATE ALL CASH TRANSACTIONS


                                                                      LOWER                                      UPPER
                                                                     QUARTILE       MEDIAN         MEAN         QUARTILE
                                                                     ---------     ---------     ---------     ---------
COMPARABLE CASH MINORITY SQUEEZE-OUT TRANSACTIONS (1)
One Day Prior                                                             13.7%         25.3%         40.7%         88.1%
One Week Prior                                                            14.1%         30.0%         41.7%         87.5%
One Month Prior                                                           14.6%         34.3%         42.1%         84.1%

IMPLIED PER SHARE PURCHASE PRICE
One Day Prior (2)                                                    $   12.86     $   14.17     $   15.92     $   21.28
One Week Prior (3)                                                   $   12.71     $   14.49     $   15.79     $   20.88
One Month Prior (4)                                                  $   12.56     $   14.72     $   15.58     $   20.18

TRANSACTION PREMIUM
One Day Prior (2)                                                        112.2%
One Week Prior (3)                                                       115.4%
One Month Prior (4)                                                      119.0%

----------

1. Includes 32 transactions from 1998 through April 2005.

2. Based on closing share price as of 10/15/04 of $11.31.

3. Based on closing share price as of 10/11/04 of $11.14.

4. Based on closing share price as of 9/17/04 of $10.96.


--------------------------------------------------------------------------------
LEHMAN BROTHERS

--------------------------------------------------------------------------------
                                        ANALYSIS OF CONSIDERATION TO MR. HAMMONS

Analysis of Consideration to Mr. Hammons
--------------------------------------------------------------------------------
                                        ANALYSIS OF CONSIDERATION TO MR. HAMMONS

o In analyzing the financial consideration provided to Mr. Hammons and his affiliates, Lehman Brothers reviewed the terms and conditions of the transactions set forth in the Amended and Restated Transaction Agreement, dated June 14, 2005, by and among John Q. Hammons, Revocable Trust of John Q. Hammons, Hammons, Inc., JD Holdings, LLC and JQH Acquisition and the exhibits and schedules thereto

o Based on representations and warranties in the merger agreement and other assurances provided to us, we understand (and have assumed) that these agreements are all of the agreements, commitments and understandings between Mr. Hammons and his affiliates, on the one hand, and JQH Acquisition and its affiliates, on the other hand, and that there have been and will be no material modifications to these documents and no "side" agreements or arrangements

o In deriving the financial value provided to Mr. Hammons and his affiliates, Lehman Brothers examined the value under three scenarios:

         - A scenario assuming the immediate demise of Mr. Hammons upon closing

         - A scenario assuming Mr. Hammons lives beyond the term of the agreements which contain provisions whose value is dependent on Mr. Hammons' survival, and

         - A probability weighted scenario, based on mortality rates provided by the U.S. Social Security Administration's period life table (updated November 2004)

o With respect to the preferred interest and line-of-credit provided to Mr. Hammons, Lehman Brothers compared the terms provided to Mr. Hammons with other comparable market securities in order to determine the appropriate value, discount rates and cost savings to Mr. Hammons

         - Discount rate for valuation of preferred interest was derived from examining, among other things, JQH cost of equity, JQH cost of debt and market rates for pay-in-kind securities

         - Interest cost savings on Mr. Hammons' line-of-credit was determined based on a theoretical "arms-length" line-of-credit cost to Mr. Hammons

o A number of the terms in these agreements may either add to or subtract from the net value realized by Mr. Hammons and his affiliates in the transactions, but presently do not have a quantifiable valuation from a financial point of view

         - Lehman Brothers considered and made inquiries regarding these terms and have no information that leads us to believe the net effect of these terms would be material to our valuation of the consideration to Mr. Hammons and his affiliates as of the date of this presentation or to our assessment of the reasonableness of that consideration relative to the consideration being paid for the minority shares


--------------------------------------------------------------------------------
LEHMAN BROTHERS                        32

Analysis of Consideration to Mr. Hammons
--------------------------------------------------------------------------------
                                        ANALYSIS OF CONSIDERATION TO MR. HAMMONS


                 SUMMARY SHARE OF ECONOMIC AND VOTING INTEREST

FULLY DILUTED ECONOMIC INTEREST (1)
--------------------------------------------------------------------------------
(in millions)                                            SHARES      % OF TOTAL
                                                         ------      ----------
Class A Fully Diluted Minority Shares Outstanding           6.4            27.5%

Mr. Hammons Class A Equivalent Fully Diluted Shares (2)    16.9            72.5%
                                                         ------
                 TOTAL                                     23.4


VOTING INTEREST
--------------------------------------------------------------------------------
(in millions)                                            SHARES      % OF TOTAL
                                                         -------     ----------
Class A Fully Diluted Minority Shares Outstanding            6.4           29.6%

Mr. Hammons Class A and Class B Voting Interest (3)         15.3           70.4%
                                                         -------
                 TOTAL                                      21.7


                       SUMMARY SHARE OF TRANSACTION VALUE


ECONOMIC VALUE TO MR. HAMMONS
--------------------------------------------------------------------------------
($ in millions, except per share data)                         RANGE
                                                      --------------------------
Preferred Interest                                    $  145     -     $  180
Line-of-Credit                                            20     -         30
Diluted Class A Shares                                    12     -         12(5)
Other                                                     24     -         26(4)
--------------------------------------                -----------------------
                 TOTAL                                $  201     -     $  248
                 PER EQUIVALENT SHARE                 $11.95     -     $14.74


SUMMARY OF VALUE
--------------------------------------------------------------------------------
($ in millions)                                          VALUE       % OF TOTAL
                                                        ------       -----------
Value to Class A Minority Shareholders (5)              $146.0             39.4%
Value to Mr. Hammons (at Mid-Point)                      224.9             60.6%
                                                        ------
                 TOTAL                                  $370.9


----------

1.       Includes full conversion of class A stock options into class A shares.

2. Mr. Hammons owns 269,100 class A shares; 335,000 class A options; 294,100 class B shares; and 16,043,900 L.P. units.

3. Mr. Hammons has voting interests in 604,100 fully converted class A shares and 294,100 class B shares (50:1 voting ratio to class A shares).

4. Other includes, among other things, estimated consideration for Chateau Lake Hotel, Mr. Hammons' management company distribution and NewCo equity interests.

5.       Class A outstanding stock options converted using treasury method.


                                       33